Exhibit 5.1

May 21, 2025
Dynex Capital, Inc.
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia 23060
Re:    Dynex Capital, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate 12,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) which may be issued in accordance with the Dynex Capital, Inc. 2025 Stock and Incentive Plan (the “Plan”).
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Articles of Incorporation, as amended to date (the “Restated Articles”), and the Amended and Restated Bylaws, as amended to date, (ii) certain resolutions of the Board relating to the Registration Statement, (iii) the Plan, and (iv) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the Virginia Stock Corporation Act.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP